UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2016

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 16, 2016, Northern Oil and Gas, Inc. (the “Company”) announced that Michael Reger had been terminated as the Company’s chief executive officer and ceased being a member of the Company’s board of directors, effective immediately. The Company does not believe that Mr. Reger will be entitled to any severance payment in connection with his separation from the Company.
On August 15, 2016, the board of directors of the Company appointed Thomas Stoelk, the chief financial officer of the Company, as interim chief executive officer, effective immediately. Mr. Stoelk, age 61, has served as the Company’s chief financial officer since December 2011. Prior to joining the Company, Mr. Stoelk served as the vice president of finance and chief financial officer at Superior Well Services, Inc. from 2005 to 2011, as the chief financial officer of Great Lakes Energy Partners, LLC from 1999 to 2005 and as the senior vice president of finance and administration for Range Resources Corporation from 1994 to 1999.
Also on August 15, 2016, the board of directors of the Company appointed Chad Allen, the corporate controller of the Company, as its chief accounting officer, a role previously held by Mr. Stoelk, effective immediately. Mr. Allen, age 35, has served as the Company’s corporate controller since August 2013. Prior to joining the Company, Mr. Allen was in the audit practice with Grant Thornton LLP from 2010 to 2013, and in the audit practice at McGladrey & Pullen, LLP from 2004 to 2010.
Item 8.01.    Other Events.
On August 16, 2016, the Company issued a press release regarding Mr. Reger’s termination and the appointments of Mr. Stoelk and Mr. Allen, as well as the Company’s engagement of Tudor, Pickering, Holt & Co. as its financial advisor. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
As previously disclosed, the Company has cooperated with the Securities and Exchange Commission (the “SEC”) in connection with an ongoing investigation of 2012 trading patterns in the securities of Dakota Plains Holdings, Inc. (“Dakota Plains”). Mr. Reger was an initial investor in Dakota Plains in 2008.
In connection with such investigation, on August 11, 2016, Mr. Reger notified the Company that he had received a “Wells Notice” from the Staff of the SEC (the “Staff”) on August 11, 2016. The Wells Notice stated that the Staff has made a preliminary determination to recommend that the SEC institute an enforcement action against Mr. Reger, alleging violations of certain federal securities laws, including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. The Wells Notice is neither a formal allegation nor a finding of wrongdoing. It allows the subject of the Wells Notice the opportunity to provide reasons of law, policy or fact as to why the proposed enforcement action should not be filed and to address the issues raised by the Staff before any decision is made by the SEC on whether to authorize the commencement of an enforcement proceeding.
The Company has never owned any interest in Dakota Plains. Based on the information available to it, the Company does not believe that it, or any conduct by the Company, is the focus of any investigation by a governmental agency regarding this matter. The Company has fully cooperated with the SEC in this matter and intends to continue to do so.

Item 9.01.    Financial Statements and Exhibits.
    (d)         Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 16, 2016, issued by Northern Oil and Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 16, 2016, issued by Northern Oil and Gas, Inc.